UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016 (September 16, 2016)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016, Blake Augsburger, former Executive Vice President and President, Professional Solutions of Harman International Industries, Incorporated (the “Company”), entered into a separation agreement with the Company (the “Separation Agreement”). Mr. Augsburger’s separation from the Company was effective on September 20, 2016 and treated as a Qualifying Termination for purposes of his Amended and Restated Severance Agreement, dated October 13, 2015, with the Company (the “Severance Agreement”), previously disclosed on Form 8-K filed with the Securities and Exchange Commission on October 16, 2015. As such, Mr. Augsburger will be entitled to receive the amounts payable to him pursuant to the terms of the Severance Agreement. Pursuant to the Separation Agreement and the Harman International Industries, Incorporated Supplemental Executive Retirement Plan, as amended and restated as of October 1, 1999, and as further amended effective September 24, 2002 (the “SERP”), Mr. Augsburger is also entitled to receive an Annual Benefit Percentage (as defined in the SERP) equal to 30% of his Average Compensation (as defined in the SERP) commencing on the first day of the month following the date he attains age 55. As required by the Severance Agreement, the Separation Agreement provides the Company with a release of all claims by Mr. Augsburger, as well as, among other provisions, a summary of Mr. Augsburger’s termination payments and benefits. Mr. Augsburger will be subject to non-competition, non-solicitation and confidentiality provisions under the Severance Agreement and the Separation Agreement. The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Separation Agreement, dated September 14, 2016, between Harman International Industries, Incorporated and Blake Augsburger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: September 22, 2016